EXHIBIT 99.1

XBiotech Inks Clinical Manufacturing Deal

XBiotech Manufacturing Antibody Drug for Janssen Research & Development, LLC (Janssen), One of the Janssen Pharmaceutical Companies of Johnson & Johnson

AUSTIN, Texas, Feb. 02, 2022 (GLOBE NEWSWIRE) -- XBiotech Inc. (NASDAQ: XBIT) announced today that it executed Manufacturing Agreement with Janssen Research & Development, LLC to manufacture clinical product, including Bermekimab, a True Human monoclonal antibody sold to Janssen by XBiotech in December 2019.

XBiotech discovers and develops therapeutics based on antibodies it identifies from donors with natural human immunity against disease. XBiotech has also developed a unique manufacturing technology and has a state-of-the-art production facility at its headquarters in Austin, Texas.

The Company’s manufacturing technology and production facilities support commercialization of the Company’s internally discovered candidate drugs. Contract drug manufacturing services to third parties have not been an integral part of the Company’s business strategy. However, with the sale to Janssen of bermekimab in 2019, XBiotech committed to provide manufacturing services during a transitional period to Janssen and has been manufacturing bermekimab under contract since the sale. The new agreement will extend XBiotech’s manufacturing support until December, 2023.

John Simard, XBiotech’s Chairman and CEO, stated, “We are pleased to be able to continue to support Janssen in its development of bermekimab. While contract manufacturing is not a core business, manufacturing bermekimab fits well into our system and revenue generated extends our runway for the development of our up and coming therapeutics.”

About XBiotech
XBiotech is a fully integrated, global biopharmaceutical company dedicated to pioneering the discovery, development and commercialization of therapeutic antibodies. XBiotech currently is advancing a pipeline of therapies by harnessing naturally occurring antibodies from patients with immunity to certain diseases. Utilizing natural human immunity as a source of new medicines offers the potential to redefine the standards of care for a wide range of diseases. The discovery and manufacturing techniques which enable this were designed by and are exclusive to XBiotech. Headquartered in Austin, Texas, XBiotech also leads the development of innovative, proprietary manufacturing technology to reduce the cost and complexity of biological drug production. For more information, visit www.xbiotech.com.

About True Human™ Therapeutic Antibodies
XBiotech’s True Human™ antibodies are the only available antibodies derived without modification from humans who possess natural immunity to certain diseases. (Unlike all commercially available antibodies, which are called “Humanized” or “Fully Human,” XBiotech’s True Human™ antibodies are directly sourced from the natural human immune response for specific diseases without modification). XBiotech’s True Human antibodies have the potential to harness the body’s natural immunity to fight disease with unprecedented safety, efficacy, and tolerability.

Cautionary Note on Forward-Looking Statements
This press release contains forward-looking statements, including declarations regarding management's beliefs and expectations that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "would," "could," "expects," "plans," "contemplate," "anticipates," "believes," "estimates," "predicts," "projects," "intend" or "continue" or the negative of such terms or other comparable terminology, although not all forward-looking statements contain these identifying words. Forward-looking statements are subject to inherent risks and uncertainties in predicting future results and conditions that could cause the actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties are subject to the disclosures set forth in the "Risk Factors" section of certain of our SEC filings. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contact XBiotech
Wenyi Wei
wwei@xbiotech.com
Tel. 512-386-2934